SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2004

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Executive Boulevard, Elmsford, NY	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 592-2355

Not Applicable
(Former name or former address, if changed since last report.)

Item 7.       Financial Statements and Exhibits.

(a)       Financial Statements.

None.

(b)       Pro Forma Financial Information.

None.

(c)       Exhibits.

99.1            Press release issued by American Bank Note Holographics, Inc., dated August 2, 2004.

Item 12.    Results of Operations and Financial Condition.

On August 2, 2004, American Bank Note Holographics, Inc. announced its results of operations for the quarter and six months ended June 30, 2004.  A copy of the press release issued by American Bank Note Holographics, Inc. relating thereto is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: August 5, 2004	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer